                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report:  November 29, 1995


                             PANHANDLE ROYALTY COMPANY
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(Exact name of registrant as specified in its charter)

         OKLAHOMA                    0-9116               73-1055775
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     (State of Incorporation)     (Commission File      (I.R.S. Employer
                                           Number)      Identification No.)

Grand Centre Suite 210, 5400 N.W. Grand Blvd., Oklahoma City, OK  73112
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                  (Address of principal executive offices)

Registrant's telephone number including area code        (405) 948-1560
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         (1) On November 17, 1995, the Company acquired a 50% interest in 65,632 net mineral acres from Petrocorp, Incorporated. These mineral acres were a purchase in the normal course of the Company's business, which is the acquisition, ownership, management and development of fee mineral acreage and other oil and gas properties. The purchase price of $2,115,115.20 was financed by Bank One, Texas, NA under the terms of the Company's pre-existing line of credit agreement.

                 These mineral acres are primarily located in Oklahoma and Texas and in 11 other states and are primarily non-producing. Income from these properties is derived from small royalty interests in approximately 170 wells and working interests in five wells. Total income from these interests in calendar year 1994 was approximately $210,000. The Company intends to actively pursue the development of the mineral acres over the next several years, thereby increasing income received from the acquired properties.



                                                   PANHANDLE ROYALTY COMPANY
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                                            /s/ MICHAEL C. COFFMAN
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                                            Michael C. Coffman - Vice President,
                                            Secretary and Treasurer


Date:  November 29, 1995